UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 16, 2008
Date of Report (date of earliest event reported)

 THE BUCKLE, INC.
(Exact name of Registrant as specified in its charter)

Nebraska	001-12951	47-0366193
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2407 West 24th Street, Kearney, Nebraska	68845-4915
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (308) 236-8491

(Former name, former address and former fiscal year if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 8.01. Other Events

ITEM 9.01(d) Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

EXHIBIT 99.1

ITEM 8.01. Other Events

The following information is furnished pursuant to Item 8.01 “Other Events.”

On September 16, 2008, The Buckle, Inc. issued a press release announcing that at its quarterly meeting of the Board of Directors, held on September 15, 2008, the Board authorized a $3.00 per share special one-time cash dividend to be paid to shareholders of record at the close of business on October 15, 2008. The one-time cash dividend is payable on October 27, 2008.

The Board also authorized a $0.30 per share quarterly dividend to be paid to shareholders of record at the close of business on October 15, 2008, with a payment date of October 27, 2008. This is an increase of $0.05 per share, or 20 percent, from the quarterly dividend rate of $0.25 per share paid during each of the previous four quarters.

The Board also approved a 3-for-2 stock split payable in the form of a stock dividend to shareholders of record at the close of business on October 15, 2008. The additional shares as a result of this split will be issued on or about October 30, 2008. Fractional shares will be paid out in cash to shareholders based upon the fair market value of the Company’s common stock as of the close of business on October 15, 2008, the record date for the stock split.

The special one-time cash dividend and the regular quarterly dividend will be paid together and both will be paid before the impact of the Company’s 3-for-2 stock split, which also has a record date of October 15, 2008.

The full text of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01(d). Financial Statements and Exhibits

Exhibit 99.1	Press Release Dated September 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Buckle, Inc.

Date: September 16, 2008	By:	/s/ KAREN B. RHOADS
Name: Karen B. Rhoads
Title: Vice President of Finance, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release Dated September 16, 2008